EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-55117, 333-33487 and 333-105833) of Barrett
Business Services, Inc. of our report dated February 20, 2004, except as to Note 6, which is as of March 23, 2004, relating to the financial statements, which appears in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
March 29, 2004